EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-165127) on Form S-8 of our report dated June 27, 2017, which appears in this annual report on Form 11-K of the BCB Community Bank 401(k) Plan for the year ended December 31, 2016.

/s/ Baker Tilly Virchow Krause, LLP
Iselin, New Jersey
June 27, 2017